UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33672 (Commission File Number)	52-2007292 (IRS Employer Identification No.)

5800 Armada Drive, Suite 210 Carlsbad, California (Address of Principal Executive Offices)		92008 (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Definitive Material Agreement

As previously disclosed, Altium Growth Fund, LP (the “Investor”) is a holder of three warrants to purchase common stock of Palisade Bio, Inc. (the “Company). The number of shares of common stock underlying such warrants and the exercise price of such warrants are subject to periodic, price-based resets. Immediately prior to the Effective Date (defined below), the warrants were exercisable for 5,303,568, 429,446 and 429,446 shares of common stock of the Company, respectively, each at an exercise price of $3.88 per share.

Effective July 21, 2021 (the “Effective Date”), Investor entered into a Waiver and Amendment Agreement with the Company (the “Waiver Agreement”). Pursuant to the Waiver Agreement, the Investor and the Company agreed to waive certain rights, waive the reset provisions with respect to the exercise price and number of shares subject to the outstanding warrants, eliminate certain financing restrictions, and accelerate registration rights for the shares underlying the warrants. As consideration for the foregoing, pursuant to the Waiver Agreement, the Company issued Investor an additional warrant to purchase up to 1,100,000 shares of the Company’s common stock (the “July Warrant”).

July Warrant

The July Warrant is exercisable beginning six months following the date on which the underlying shares are registered for resale and for five years thereafter. The exercise price for the July Warrant is $3.631, subject to certain adjustments.

Waiver of Warrant Resets

Pursuant to the Waiver Agreement, Investor agreed to waive the reset provisions in the outstanding warrants such that the number of shares and exercise price in effect immediately prior to the Effective Time (as described above) shall no longer be subject to price-based resets.

Waiver of Certain Restrictions on Financing

The Securities Purchase Agreement, by and among the Company, Leading BioSciences, Inc. and the Investor, dated December 16, 2020, and the outstanding warrants include restrictions on the Company's ability to file any registration statement or any amendment or supplement thereto, or cause any registration statement to be declared effective by the Securities and Exchange Commission, or grant any registration rights to any person, and, except for certain excluded issuances, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries’ debt, equity or equity equivalent securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) or be party to any solicitations, negotiations or discussions with regard to the foregoing. Under the Waiver Agreement, the Investor waived such restrictions for a near term Subsequent Placement with an existing strategic shareholder of the Company on specific terms set forth in the Waiver Agreement.

Registration Rights

The Waiver Agreement also provides that the Company will file a resale registration statement for the shares underlying the Investor’s warrants, including the July Warrant, before July 31, 2021.

The above descriptions of the July Warrant and the Waiver Agreement are not complete, and are qualified in their entirety by reference to the Waiver Agreement, filed as Exhibit 4.1 to this Form 8-K and the July Warrant, filed as exhibit 4.2 to this Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company issued the July Warrant to the Investors in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration for private placements based in part on the representations made by the Investors, including the representations with respect to each Investor’s status as an “accredited investor,” as such term is defined in Rule 501(a) of the Securities Act, and the Investors’ investment intent.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Waiver Agreement, dated as of July 21, 2021, by and between Palisade Bio, Inc. and Altium Growth Fund, LP
4.2	Warrant, dated as of July 21, 2021, issued to Altium Growth Fund, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Palisade Bio, Inc.

By:	/s/ Thomas M. Hallam
Name:	Thomas M. Hallam
Title:	Chief Executive Officer

Date: July 22, 2021